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                                                                      EXHIBIT 10

                                  LAW OFFICES
                           DRINKER BIDDLE & REATH LLP
                      PHILADELPHIA NATIONAL BANK BUILDING
                              1345 CHESTNUT STREET
                          PHILADELPHIA, PA 19107-3496
                           Telephone:  (215) 988-2700
                              Fax:  (215) 988-2757


                                 July 29, 1998



Excelsior Tax-Exempt Funds, Inc.
73 Tremont Street
Boston, Massachusetts 02108-3913

     Re:  Excelsior Tax-Exempt Funds, Inc. - Shares of Common Stock
          ---------------------------------------------------------

Ladies and Gentlemen:

  We have acted as counsel to Excelsior Tax-Exempt Funds, Inc., a Maryland corporation (the "Company"), in connection with the registration by the Company of its shares of common stock, par value $.001 per share, under the Securities Act of 1933, as amended.

  The Articles of Incorporation of the Company, as amended and supplemented (the "Articles of Incorporation") authorize the issuance of 14,000,000,000 shares of common stock. The Board of Directors of the Company has the power to classify or reclassify any authorized but unissued shares of common stock into one or more classes of shares and to divide and classify shares of any class into one or more series of such class. Pursuant to such authority, the Board of Directors
(i) has previously classified 10,500,000,000 of such authorized shares into eighteen classes (the "Classes"), each Class representing interests in a separate portfolio of investments (the "Portfolios"), and (ii) has classified each Class of shares into one or more series of shares (the "Series"). The Classes and Series are referred to herein as "Shares". The Board of Directors has previously authorized the issuance of Shares to the public. Currently, the Company is authorized to issue Shares of the following Classes and Series:


Portfolio                              Authorized Shares
-----------                            -----------------

     Tax-Exempt Money Fund
          A Shares...................      1,500,000,000
          A-Special Series 1 Shares..      1,000,000,000
          A-Special Series 2 Shares..        500,000,000
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Excelsior Tax-Exempt Funds, Inc.
July 28, 1998
Page 2

     Portfolio                                          Authorized Shares
     ----------                                         -----------------

     Intermediate-Term Tax-Exempt Fund
          B Shares...............................        500,000,000
          B-Special Series 1 Shares..............        500,000,000
          B-Special Series 2 Shares..............        500,000,000

     Long-Term Tax-Exempt Fund
          C Shares...............................        500,000,000
          C-Special Series 1 Shares..............        500,000,000
          C-Special Series 2 Shares..............        500,000,000

     New York Intermediate-Term Tax-Exempt Fund
          D Shares...............................        500,000,000
          D-Special Series 1 Shares..............        500,000,000
          D-Special Series 2 Shares..............        500,000,000

     California Tax-Exempt Income Fund
          E Shares...............................        500,000,000
          E-Special Series 1 Shares..............        500,000,000
          E-Special Series 2 Shares..............        500,000,000

     Short-Term Tax-Exempt Securities Fund
          F Shares...............................        500,000,000
          F-Special Series 1 Shares..............        500,000,000
          F-Special Series 2 Shares..............        500,000,000

     Unclassified Shares.........................      3,500,000,000
                                                      --------------
          TOTAL..................................     14,000,000,000

  We have assumed that, prior to the issuance of shares of common stock (the "Class G Common Shares") representing interests in the New York Tax-Exempt Money Fund, the Board of Directors will adopt resolutions designating, classifying, establishing and authorizing the issuance and sale of Class G Common Shares to the public, and that all necessary filings and actions will be made and taken under Maryland law.

  We have reviewed the Articles of Incorporation, Amended and Restated By-Laws (the "By-Laws"), resolutions of its Board of Directors and shareholders, and such other legal and factual matters as we have deemed appropriate. We have also reviewed the Company's Registration Statement on Form N-1A under the Securities Act of 1933 (the "Registration Statement"), as amended through Post-Effective Amendment No. 25 thereto.

  This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.
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Excelsior Tax-Exempt Funds, Inc.
July 28, 1998
Page 3

  We have also assumed the following for this opinion:

  1. Shares have been, and will continue to be, issued in accordance with the Company's Articles of Incorporation and By-Laws and resolutions of the Company's Board of Directors and shareholders relating to the creation, authorization and issuance of Shares.

  2. Shares have been, or will be, issued against consideration therefor as described in the Registration Statement, and such consideration was, or will have been, in each case at least equal to the applicable net asset value and the applicable par value.

  3. The number of outstanding Shares has not and will not exceed the number of Shares authorized for the particular Class or Series.

  4. The Class G Common Shares will, upon issuance, be and will continue to be, issued in accordance with the Company's Articles of Incorporation and By-Laws and resolutions of the Company's Board of Directors and shareholders relating to the creation, authorization and issuance of the Shares.

  5. The Class G Common Shares will be issued against consideration therefor as described in the Company's prospectuses relating thereto, and such consideration will have been in each case at least equal to the applicable net asset value and the applicable par value.

  6. The number of outstanding Class G Common Shares will not exceed the number of Class G Common Shares authorized.


  On the basis of the foregoing, it is our opinion that (i) Shares outstanding on the date hereof have been validly and legally issued and are fully paid and non-assessable by the Company and (ii) any Shares or Class G Common Shares issued and sold after the date hereof will be validly and legally issued, fully paid and non-assessable by the Company.
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Excelsior Tax-Exempt Funds, Inc.
July 28, 1998
Page 4

  We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 25 to the Company's Registration Statement on Form N-1A.


                                       Very truly yours,



                                        /s/ DRINKER BIDDLE & REATH LLP
                                       ----------------------------------
                                       DRINKER BIDDLE & REATH LLP